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EXHIBIT 10.21


Date:  May 20, 1997

                            Subject: LOAN TO MR. MOSHE GUY
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Mr. Moshe Guy will receive a loan from Summit Design (EDA) Ltd. (The Company)
on May 22, 1997. The Loan will be in the amount of $350,000, and will bear an interest rate of 5% per year, payable on 12/31 each year or earlier if the loan is paid in full.

The loan must be repaid out of Mr. Moshe Guy's proceeds of selling his house and his stock in Summit Design Inc. The loan will be paid back within 5 years unless Mr. Moshe Guy leaves the company and in that case the loan will be paid back immediately.
Summit is to effect a security interest in Mr. Moshe Guy's new home (first position) and in his Summit Stock.





 /s/ LARRY C. GERHARD                   /s/ MR. GUY MOSHE
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Summit Design (EDA) Ltd.               Mr. Guy Moshe


 /s/ C. ALBERT KOOB                        /s/ MRS. GUY HAYA
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Summit Design, Inc.                      Mrs. Guy Haya
C. Albert Koob
CFO